EXHIBIT 24.1




                          ACCOUNTANTS' CONSENT



The Board of Directors
Mid-America Apartment Communities, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-3274) on Form S-3 of Mid-America Apartment Communities, Inc. of our report dated March 2, 1996 to the consolidated balance sheets of Mid-America Apartment Communities, Inc. (the Company) as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1995 for the Company and the related combined statements of operations, statements of partners' and owners' deficit and cash flows for the year ended December 31, 1993 for MAC Properties Group, which report is incorporated by reference in the 1995 annual report on Form 10-K of Mid-America Apartment Communities, Inc. and to the reference to our firm under the heading of "Experts" in the Prospectus.




                                 KPMG Peat Marwick LLP


Memphis, Tennessee
May 13, 1996